U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934


Date of Report(Date of earliest event reported): February 9, 2001


                       GTM HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


        Nevada           	  	   	33-33263-NY      	     62-1407521
(State or other jurisdiction (Commission File No.)     (IRS Employer
   of incorporation or	    					                     Identification No.)
   organization)



   5882 South 900 East, Suite 202, Salt Lake City, Utah  84121
            (Address of principal executive offices)


                         (801) 269-9500
                 (Registrant's telephone number)



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            Item 1.  Change in Control of Registrant


     On March 9, 2000, pursuant to unanimous consent in lieu of a special meeting of the Board of Directors, all of the Company's officers and directors resigned with exception to Darrell Scott, who then appointed Kip Eardley as a director of the Company. On March 18, 2000, Mr. Scott resigned as an officer and director from the Company leaving Mr. Eardley as the Company's sole officer and director.

     On April 18, 2000, the Board of Directors held a special meeting whereby the Board authorized the issuance of 2,000,000 shares of restricted common stock to Capital Holdings, LLC in exchange for $36,790 in monies paid and services rendered on behalf of the Company. Mr. Eardley owns and controls Capital Holdings, LLC. As a result of the foregoing transactions, Mr. Eardley beneficially owns approximately 87% of the Company's issued and outstanding common stock and effectively controls GTM Holdings, Inc.


                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  			 GTM HOLDINGS, INC.


Dated:  February 1, 2001
                           								/s/Kip Eardley, President
                           								   Kip Eardley, President

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